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                                                                     Exhibit 8.1

                                 April 23, 2002

Compass Minerals Group, Inc.
8300 College Boulevard
Overland Park, Kansas 66210

     Re:  Registration Statement on Form S-4
          Compass Minerals Group, Inc.
          Registration No.  333-82700
          ---------------------------

Ladies and Gentlemen:

     In connection with the proposed offering of up to $325,000,000 in aggregate principal amount at maturity of 10% Senior Subordinated Notes due 2011 (the "Exchange Notes") by Compass Minerals Group, Inc. (the "Company"), registered under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on February 13, 2002 (File No. 333-82700), as amended by Amendment No. 1 filed with the Commission on April 23, 2002 (collectively, the "Registration Statement"), related to the offer to exchange the Company's outstanding 10% Senior Subordinated Notes due 2011 for the Exchange Notes, you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be issued pursuant to an indenture, dated as of November 28, 2001, among the Company and The Bank of New York, as trustee.

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto or the effect thereon of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the heading "Certain United States Federal Income Tax Consequences," insofar as they purport to summarize the provisions of specific statutes and regulations referred to therein, are accurate summaries in all material respects.

     No opinion is expressed as to any matter not discussed herein.


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LATHAM & WATKINS

April 23, 2002
Page 2




     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

     This opinion is rendered only to you, and is for your use in connection with the registration of Exchange Notes pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                                          Very truly yours,

                                                          /s/ LATHAM & WATKINS